Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Washington Mutual, Inc. of our report dated January 7, 1997, except as to Note 28, which is as of March 7, 1997, appearing on page 105 of Great Western Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Los Angeles, California
October 7, 1997



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